EXHIBIT 99.1

PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Director of Investor Relations (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports
Third Quarter 2009 Results

Highlights

•
Funds From Operations (FFO) was $0.04 per diluted share for the third quarter of 2009; excluding a non-cash impairment charge on a real estate operating asset, FFO per share was $0.12 per diluted share.

•	Cash and availability under the credit facility was approximately $102 million at quarter end.

•	25 new leases and renewals for 130,000 square feet were executed during the quarter including Dick’s Sporting Goods to replace Circuit City in our Daytona Beach, Florida property.

•	Subsequent to the end of the quarter, the Company satisfied all of its 2009 debt maturities.

•	Operating retail portfolio was approximately 91% leased at quarter end.

Indianapolis, Ind., November 5, 2009 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its third quarter ended September 30, 2009.  Financial statements and exhibits attached to this release include results for the three and nine months ended September 30, 2009 and 2008.

Financial and Operating Results

For the three months ended September 30, 2009, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, were $2.8 million for the Kite Portfolio, or $0.04 per diluted share.  Results for the quarter were reduced by a non-cash impairment charge of $5.4 million, or $0.08 per diluted share.  Excluding the effect of this charge, FFO for the Kite Portfolio was $8.2 million, or $0.12 per diluted share.  FFO for the Kite Portfolio was $12.0 million, or $0.32 per share, in the third quarter of 2008.  The decrease in diluted FFO per share between years was primarily a result of the dilution from the issuance of 28.8 million shares in the Company’s May common share offering, the impairment charge, lower construction activity of $1.0 million and lower gains on sales of land and outlot parcels of $2.5 million.

In the third quarter of 2009, as part of its regular quarterly review, the Company determined that it was appropriate to write off the net book value on the Galleria Plaza operating property in Dallas Texas and recognize a non-cash impairment charge of $5.4 million.  The Company’s estimate of future cash flows, which considers recent negative property-specific events, are anticipated to be insufficient to cover costs due to significant ground lease obligations and expected future required capital expenditures.  The Company leases the ground on which the property is situated and currently intends to turn over the operations of the center to the ground lessor which will increase the Company’s annual cash flows by approximately $700,000.  The non-cash impairment has no effect on the Company’s liquidity and there is no mortgage on the property.

FFO allocable to the Company for the third quarter of 2009 was $2.5 million, or $7.3 million excluding the impairment charge, compared to $9.3 million for the same period of the prior year.

The Company’s total revenue for the third quarter of 2009 was $25.9 million, down from $34.3 million for the same period in 2008.  This decrease was primarily a result of lower construction activity ($4.7 million) and lower gains on sales of land and outlot parcels ($2.5 million).  Including the impairment charge, the Company recorded a net loss of $3.4 million for the third quarter of 2009, compared to net income of $2.9 million in the prior year.  The decline reflects the Company’s share of the impairment charge of $4.6 million and lower construction activity and gains on land and outlot sales, offset by the Company’s share of a non-cash gain of $0.8 million recorded as a result of the consolidation of an operating property subsidiary.

The Company’s total revenue for the first nine months of 2009 was $86.5 million, down from $100.9 million for the same period in 2008.  This decrease was primarily a result of lower gains on sales of land and outlot parcels ($6.8 million) and lower construction activity ($5.4 million).  The Company’s net loss was $2.4 million for the first nine months of 2009, compared to net income of $8.1 million in the same period of 2008.  The decline reflects the impairment charge and lower gains on land and outlot sales and construction activity, offset by the Company’s share of the non-cash gain recorded as a result of the consolidation of the operating property subsidiary.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer said, “Our leasing group produced another solid quarter and we continue to see positive activity from tenants at our well located centers.  On a capital front, we ended the third quarter in a strong liquidity position with over $100 million of cash and availability under the credit facility.  We are also pleased to have extended or refinanced all 2009 maturities, and we have made good progress on 2010 maturities.”

Operating Portfolio

As of September 30, 2009, the Company owned interests in 51 retail operating properties totaling approximately 7.9 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 90.8% leased as of September 30, 2009, compared to 90.7% leased as of the end of the prior quarter.

In addition, the Company owns four commercial operating properties totaling 499,221 square feet.  As of September 30, 2009, the owned net rentable area of the commercial operating portfolio was unchanged from the prior quarter at 95.2% leased.  For the combined retail and commercial operating portfolio, the leased percentage was 91.2% as of September 30, 2009, compared to 91.1% at the end of the prior quarter.

On a same property basis, the leased percentage of the Company’s 52 operating properties was 91.2% at September 30, 2009 and 92.3% at September 30, 2008.  Same property net operating income for these properties decreased 2.1% in the third quarter of 2009 compared to the same period in the prior year.  The majority of this decrease is attributed to three junior anchor vacancies, including two former Circuit City locations.  On a year to date basis, same property net operating income has decreased 2.7% and is within the Company’s previously disclosed range of expectations.

Leasing Activities

During the third quarter of 2009, the Company executed 25 new and renewal leases totaling 130,000 square feet.  New leases were signed with 14 tenants for approximately 77,000 square feet of GLA.  These leases represent a negative 2.8% cash rent spread.  A total of 11 leases for 53,000 square feet were renewed during the quarter.  Rental rates for these renewals were approximately 0.5% above previous rents with the Company committing only $2.88 per square foot of tenant improvements as part of these renewals.

The Company is currently in various stages of negotiations for 25 new and renewal leases with tenants for a total of approximately 200,000 square feet.

Capital Activities

The Company has satisfied all of its 2009 debt maturities including the retirement with cash of a $15.8 million loan on Ridge Plaza, an A&P Grocery-anchored shopping center in Oak Ridge, New Jersey.  The Company anticipates securing this property with mortgage debt with a commercial bank for a seven year term and the cash proceeds are expected to be used to address 2010 maturities.  In October, the Company retired with cash the $11.8 million loan on Boulevard Crossing.  Both unencumbered properties were contributed to the Company’s line of credit collateral pool thus increasing the availability under the facility.

During the third quarter, the Company extended its loan on Bridgewater Marketplace from June 2010 to June 2013 and paid down the balance of the loan by approximately $1.2 million to $7.0 million.

Development Activities

As of September 30, 2009, the Company owned interests in two projects in the current development pipeline that are expected to total approximately 323,000 owned square feet.  The total estimated cost of these projects is approximately $82 million, of which approximately $68 million had been incurred as of September 30, 2009.  The majority of the remaining costs to complete will be funded through existing construction loans on each project.  The Company also has five properties in its redevelopment pipeline representing a total of approximately 494,000 square feet at an estimated total cost of $11.5 million.

The first retail tenants opened for business at Phase I of Eddy Street Commons in September.  As of the end of the third quarter, this development was 72% leased or committed.

Tenants continue to open at Cobblestone Plaza, including a 12,000 square foot Party City store.  The Company is in late stage negotiations for a replacement anchor tenant for this property.

Distributions

On September 15, 2009, the Board of Trustees declared a quarterly cash distribution of $0.06 per common share for the quarter ended September 30, 2009 to shareholders of record as of October 7, 2009.  This distribution was paid on October 16, 2009.  The Board of Trustees continues to evaluate current economic and market conditions and anticipates declaring a quarterly cash distribution for the quarter ending December 31, 2009 later in the fourth quarter.

FFO Guidance

The Company is reaffirming its earnings and FFO guidance excluding impairment charges for the year ending December 31, 2009 in a range $0.57 to $0.61 per diluted share.  Following is a reconciliation of net (loss) income per common share to diluted FFO per share:

Guidance Range for 2009	Low	High
Net (loss) income per diluted share	$(0.04)	$0.00
Depreciation and amortization of consolidated entities	0.53	0.53
Depreciation and amortization of unconsolidated entities	0.00	0.00
FFO per diluted share	$0.49	$0.53
Non-cash impairment charge	0.08	0.08
FFO per diluted share excluding impairment charge	$0.57	$0.61

Funds From Operations

The Company’s business is the ownership, operation and management of real estate.  It believes that Funds From Operations (FFO) is helpful to investors when measuring operating performance because it excludes various items that are considered in the determination of net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

Earnings Conference Call

Management will host a conference call on Friday, November 6, 2009 at 1:00 p.m. EDT to discuss financial and operating results for the quarter ended September 30, 2009.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (888) 679-8033 for domestic callers and (617) 213-4846 for international callers (passcode 70830031).  In addition, a telephonic replay of the call will be available until February 6, 2010.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 53209736).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the need to recognize additional impairment charges, the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks, including access to capital at desirable terms; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2009	December 31, 2008
Assets:
Investment properties, at cost:
Land	$223,754,713	$227,781,452
Land held for development	23,074,389	25,431,845
Buildings and improvements	708,340,286	690,161,336
Furniture, equipment and other	5,062,448	5,024,696
Construction in progress	202,394,665	191,106,309
	1,162,626,501	1,139,505,638
Less: accumulated depreciation	(120,645,551)	(104,051,695)
	1,041,980,950	1,035,453,943
Cash and cash equivalents	32,567,300	9,917,875
Tenant receivables, including accrued straight-line rent of $8,415,943 and $7,221,882, respectively, net of allowance for uncollectible accounts	18,458,400	17,776,282
Other receivables	9,160,617	10,357,679
Investments in unconsolidated entities, at equity	10,164,529	1,902,473
Escrow deposits	12,507,517	11,316,728
Deferred costs, net	20,732,102	21,167,288
Prepaid and other assets	4,781,364	4,159,638
Total Assets	$1,150,352,779	$1,112,051,906

Liabilities and Equity:
Mortgage and other indebtedness	$660,172,565	$677,661,466
Accounts payable and accrued expenses	38,001,798	53,144,015
Deferred revenue and other liabilities	20,324,548	24,594,794
Total Liabilities	718,498,911	755,400,275
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	47,985,758	67,276,904
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 62,991,342 shares and 34,181,179 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	629,913	341,812
Additional paid in capital and other	449,215,702	343,631,595
Accumulated other comprehensive loss	(6,705,488)	(7,739,154)
Accumulated deficit	(66,473,154)	(51,276,059)
Total Kite Realty Group Trust Shareholders’ Equity	376,666,973	284,958,194
Noncontrolling Interests	7,201,137	4,416,533
Total Equity	383,868,110	289,374,727
Total Liabilities and Equity	$1,150,352,779	$1,112,051,906

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Minimum rent	$17,832,824	$18,608,248	$53,770,262	$54,797,185
Tenant reimbursements	4,233,714	4,587,383	13,594,363	14,175,630
Other property related revenue	1,177,057	3,797,675	4,535,235	11,929,267
Construction and service fee revenue	2,684,209	7,355,282	14,595,667	19,955,122
Total revenue	25,927,804	34,348,588	86,495,527	100,857,204
Expenses:
Property operating	4,427,364	4,093,457	14,116,458	12,379,283
Real estate taxes	2,735,820	3,502,958	9,132,701	9,804,123
Cost of construction and services	2,381,885	6,139,130	12,958,935	16,927,764
General, administrative, and other	1,388,645	1,452,845	4,279,472	4,422,203
Depreciation and amortization	7,865,268	8,171,181	24,105,495	24,547,847
Non-cash loss on impairment of real estate asset	5,384,747	—	5,384,747	—
Total expenses	24,183,729	23,359,571	69,977,808	68,081,220
Operating income	1,744,075	10,989,017	16,517,719	32,775,984
Interest expense	(6,815,787)	(7,512,825)	(20,583,919)	(22,117,890)
Income tax expense of taxable REIT subsidiary	80,714	(131,691)	29,529	(1,536,777)
Income from unconsolidated entities	73,524	65,641	226,041	212,936
Non-cash gain from consolidation of subsidiary	1,634,876	—	1,634,876	—
Other income	6,971	45,619	91,492	142,527
(Loss) income from continuing operations	(3,275,627)	3,455,761	(2,084,262)	9,476,780
Income from discontinued operations	—	320,409	—	956,273
Consolidated net (loss) income	(3,275,627)	3,776,170	(2,084,262)	10,433,053
Net income attributable to noncontrolling interests	(107,743)	(855,274)	(340,781)	(2,345,569)
Net (loss) income attributable to Kite Realty Group Trust	$(3,383,370)	$2,920,896	$(2,425,043)	$8,087,484

(Loss) income per common share – basic & diluted
(Loss) income from continuing operations attributable to Kite Realty Group Trust common shareholders	$(0.05)	$0.09	$(0.05)	$0.25
Income from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	0.01	—	0.03
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(0.05)	$0.10	$(0.05)	$0.28

Weighted average common shares outstanding - basic	62,980,447	29,189,424	48,489,799	29,122,272
Weighted average common shares outstanding - diluted	62,980,447	29,201,838	48,489,799	29,152,576
Dividends declared per common share	$0.0600	$0.2050	$0.2725	$0.6150

Net (loss) income attributable to Kite Realty Group Trust common shareholders:
(Loss) income from continuing operations	$(3,383,370)	$2,671,286	$(2,425,043)	$7,343,503
Discontinued operations	—	249,610	—	743,981
Net (loss) income attributable to Kite Realty Group Trust	$(3,383,370)	$2,920,896	$(2,425,043)	$8,087,484

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Consolidated net (loss) income1	$(3,275,627)	$3,776,170	$(2,084,262)	$10,433,053
Less non-cash gain from consolidation of subsidiary, net of noncontrolling interests	(980,926)	—	(980,926)	—
Deduct net income attributable to noncontrolling interests in properties	(695,655)	(22,230)	(742,130)	(37,830)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests in properties	7,724,160	8,105,171	23,693,084	24,406,665
Add depreciation and amortization of unconsolidated entities	52,797	101,944	157,623	304,572
Funds From Operations of the Kite Portfolio2	2,824,749	11,961,055	20,043,389	35,106,460
Deduct redeemable noncontrolling interests in Funds From Operations	(319,197)	(2,655,448)	(3,173,320)	(7,793,634)
Funds From Operations allocable to the Company2	$2,505,552	$9,305,607	$16,870,069	$27,312,826

Basic and Diluted FFO per share of the Kite Portfolio	$0.04	$0.32	$0.35	$0.94
Basic and Diluted FFO per share of the Kite Portfolio (excluding non-cash loss on impairment of real estate asset)	$0.12	$0.32	$0.45	$0.94

Basic weighted average Common Shares outstanding	62,980,447	29,189,424	48,489,799	29,122,272
Diluted weighted average Common Shares outstanding	63,090,887	29,201,838	48,575,947	29,152,576
Basic weighted average Common Shares and Units outstanding	71,028,373	37,478,166	56,540,744	37,440,394
Diluted weighted average Common Shares and Units outstanding	71,138,814	37,490,579	56,626,892	37,470,697

____________________
1	Includes non-cash impairment loss on a real estate asset of $5,384,747 for the three and nine months ended September 30, 2009.

2
“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.